NEWS RELEASE


FOR IMMEDIATE RELEASE                       Stock Symbol: BFSB
October 30, 2006                            Traded on Nasdaq National Market

CONTACT:
Angelo J. Di Lorenzo
President and Chief Executive Officer
(718) 855-8500


                       BROOKLYN FEDERAL BANCORP ANNOUNCES
            OPERATING RESULTS FOR THE FOURTH QUARTER AND FISCAL YEAR
                            ENDED SEPTEMBER 30, 2006


BROOKLYN, N.Y. - October 30, 2006 - Brooklyn Federal Bancorp, Inc. (Nasdaq National Market: BFSB), the parent company of Brooklyn Federal Savings Bank, today reported net income of $1.3 million, an increase of $400,000, or 46.2%, for the quarter ended September 30, 2006 compared to net income of $866,000 for the quarter ended September 30, 2005. The Company reported basic and diluted earnings of $0.10 per share and $0.07 per share for the quarters ended September 30, 2006 and 2005, respectively.

The Company also reported net income for the fiscal year ended September 30, 2006 of $4.6 million; an increase of $778,000, or 20.6%, compared to $3.8 million for the fiscal year ended September 30, 2005. Basic and diluted earnings per share were $0.35 for the fiscal year ended September 30 2006 and $0.15 for fiscal year ended September 30, 2005, applicable only for the period beginning April 5, 2005, the date of our reorganization and stock offering, to September 30, 2005.

Total assets at September 30, 2006 were $408.1 million, an increase of $67.2 million, or 19.7%, compared to total assets of $340.9 million at September 30, 2005. The increase was primarily due to increases in loans held-for-sale of $84.1 million, or 977.7%, to $92.7 million from $8.6 million at September 30, 2005, Federal Home Loan Bank ("FHLB") of New York stock of $1.8 million, or 177.2%, to $2.8 million from $1.0 million at September 30, 2005. These increases were offset in part by reductions in securities held to maturity of $12.6 million, or 12.7%, to $87.0 million from $99.6 million at September 30, 2005, cash and cash equivalents of $4.3 million, or 51.4%, to $4.1 million from $8.4 million at September 30, 2005, investments in certificates of deposit of $2.1 million, or 22.7%, to $7.2 million from $9.3 million at September 30, 2005 and loans receivable, net of allowance for loan losses, of $1.4 million, or 0.7%, to $193.9 million from $195.3 million at September 30, 2005.

Total deposits increased by $19.4 million, or 7.7%, to $271.0 million at September 30, 2006 from $251.6 million at September 30, 2005. Total borrowings, which represent short-term and long-term FHLB of New York advances, increased by $41.3 million, or 509.4%, at September 30, 2006 to $49.4 million from $8.1 million at September 30, 2005. Stockholders' equity increased by $4.8 million, or 6.3%, to $80.0 million at September 30, 2006 from $75.2 million at September 30, 2005, primarily due to the addition of net income.

COMPARISON OF OPERATING RESULTS FOR THE QUARTERS ENDED SEPTEMBER 30, 2006 AND SEPTEMBER 30, 2005.

Net interest income before provision for loan losses increased $560,000, or 16.1%, to $4.0 million for the quarter ended September 30, 2006 compared to $3.5 million for the quarter ended September 30, 2005. Interest income for the fourth quarter of fiscal 2006, increased $1.4 million, or 28.8%, to $6.3 million compared to $4.9 million for the comparable quarter in fiscal 2005. Interest expense increased $840,000, or 60.7%, to $2.2 million for the quarter ended September 30, 2006 from $1.4 million for the quarter ended September 30, 2005.

The average balance of net loans increased $59.6 million, or 30.3%, to $256.5 million for the quarter ended September 30, 2006 compared to $196.8 million for the comparable quarter in fiscal 2005. The total average balance of available-for-sale securities, held-to-maturity securities and other interest-earning assets decreased $21.3 million, or 16.4%, to $108.1 million for the quarter ended September 30, 2006 compared to $129.3 million for the comparable period in 2005. The average yield on total interest-earning assets increased 90 basis points to 6.87% for the quarter ended September 30, 2006 compared to 5.97% for the comparable period in 2005. The average balance of total deposits, which includes savings accounts, money market, N.O.W. accounts and certificates of deposit, increased by $14.1 million, or 6.0%, to $250.2 million for the quarter ended September 30, 2006 compared to $236.1 million for the same quarter in fiscal 2005. The average balance of total borrowings, which consist of short and long term advances from the FHLB of New York, increased by $15.8 million, or 186.2%, to $24.3 million for the quarter ended September 30, 2006 compared to $8.5 million for the quarter ended September 30, 2005. The average cost of total interest-bearing liabilities increased 98 basis points to 3.24% for the quarter ended September 30, 2006 compared to 2.26% for the comparable period in 2005.

The provision for loan losses decreased $121,000, or 50.8%, to $117,000 for the quarter ended September 30, 2006 from $238,000 for the same quarter in fiscal 2005. The primary reason for this decrease was the establishment of a loan loss allowance of $167,000 on a subordinated commercial mortgage loan, which was classified as doubtful and placed in non-accrual status, during the quarter ended September 30, 2005. There was no increase in loans classified as doubtful during the quarter ended September 30, 2006. The provisions during the quarter ended September 30, 2006 were due to the growth in the Bank's loan portfolio.

Non-interest income decreased by $81,000, or 13.5%, to $520,000 for the quarter ended September 30, 2006 from $601,000 for the same quarter in fiscal 2005. The decrease was primarily due to reductions in banking fees and service charges of $113,000, net gains on sale of loans available for sale of $11,000, offset in part by an increase in other non-interest income of $43,000, specifically an increase in bank owned life insurance income.

Non-interest expense increased $81,000, or 3.5%, to $2.4 million for the quarter ended September 30, 2006 from $2.3 million for the same period in fiscal 2005. The increase was mainly due to compensation and benefit expense increases of $132,000, which includes regular salary increases, additional salaries for new employees, increased director fees and increased board meetings, increased health care and pension benefit expenses for employees, offset in part by a $30,000 reduction in the cost of the Employee Stock Ownership Plan (the "ESOP"). There were increases in occupancy and equipment expense of $70,000, offset by a reduction in other non-interest expense of $121,000, which consisted of decreases in other expenses of approximately $63,000, professional fees of approximately $52,000 and data processing service charges of $6,000.

Provision for income taxes increased by $119,000, or 18.1%, to $775,000 for the quarter ended September 30, 2006 compared to $656,000 for the same quarter in fiscal 2005. The primary reason for the increase in 2006 was increased income before income taxes.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED SEPTEMBER 30, 2006 AND SEPTEMBER 30, 2005.

Net interest income before provision for loan losses increased $2.3 million, or 18.3%, to $14.7 million for the year ended September 30, 2006 from $12.4 million for fiscal 2005. Interest income increased $4.7 million, or 27.2%, to $22.0 million for the year ended September 30, 2006 from $17.3 million for fiscal 2005. Interest expense increased $2.4 million, or 49.9%, for the fiscal year ended September 30, 2006 to $7.3 million from $4.9 million for the same period in 2005.

The average balance of net loans increased $49.3 million, or 27.7%, to $227.3 million for the year ended September 30, 2006 from $178.0 million in fiscal 2005. The total average balance of available-for-sale securities, held-to-maturity securities and other interest-earning assets decreased $14.3 million, or 10.5%, to $121.5 million for the year ended September 30, 2006 compared to $135.8 million for fiscal 2005. The average yield on total interest-earning assets increased 80 basis points to 6.32% for the year ended September 30, 2006 from 5.52% for the year ended September 30, 2005. The average balance of total deposits increased $13.1 million, or 5.6%, to $248.5 million for the year ended September 30, 2006 from $235.4 million for fiscal 2005. The average balance of total borrowings increased $4.4 million, or 47.5%, to $13.8 million for the year ended September 30, 2006 from $9.4 million for fiscal 2005. The average cost of total interest-bearing liabilities increased 80 basis points to 2.80% for the year ended September 30, 2006 from 2.00% for fiscal 2005.

The provision for loan loss increased $34,000, or 8.5%, to $436,000 for the year ended September 30, 2006 from $402,000 for fiscal 2005. The primary reason for the increase was the growth in the Bank's loan portfolio. As previously discussed the Bank provided an additional specific loan loss provision of $167,000 during the quarter ended September 30, 2005. There was no increase in loans classified as doubtful during the fiscal year ended September 30, 2006.

Non-interest income increased $196,000, or 9.2%, to $2.3 million for the year ended September 30, 2006 from $2.1million for fiscal 2005. The primary reasons for the increase were increased loan fees and loan service fees of approximately $102,000, net gain on sale of loans held-for-sale of $32,000 and bank owned life insurance income of $140,000, partially offset by decreases in deposit related fees of $39,000, other customer related fees of $23,000 and miscellaneous income of $16,000.

Non-interest expense increased $1.1 million, or 12.9%, to $9.3 million for the year ended September 30, 2006 from $8.2 million for fiscal 2005. The increase includes an increase in compensation and benefit expenses of $868,000, reflecting regular salary increases, additional salaries for new employees, additional director fees for meetings and increased meetings, increased health care and pension benefit expenses for employees, as well as the cost of the ESOP. The increase in non-interest expenses also reflects increases in occupancy costs of $165,000, data processing service bureau expense of $30,000 and professional fees of $49,000, offset in part by a decrease in other operating expenses of $51,000.

Provision for income taxes increased $594,000, or 27.4%, to $2.8 million for the year ended September 30, 2006 from $2.2 million for fiscal 2005. The primary reason for the increase in 2006 was increased income before taxes.

Brooklyn Federal Savings Bank operates four banking offices, two located in Brooklyn and one each in Nassau and Suffolk Counties, New York. Additional financial data for the fiscal year ended September 30, 2006 will be furnished in Brooklyn Federal Bancorp's Annual Report on Form 10-K, which will be filed with the Securities and Exchange Commission.

This press release may contain certain "forward-looking statements" which may be identified by the use of such words as "believe", "expect", "intend", "anticipate", "should", "planned", "estimated", and "potential". Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

FINANCIAL HIGHLIGHTS


                                                                                 At September 30,             At September 30,
                                                                                       2006                         2005
                                                                              -----------------------      -----------------------
                                                                                                (In thousands)
Selected Financial Condition Data:

Total assets                                                                    $    408,045                  $   340,858
Cash and cash equivalents                                                              4,078                        8,384
Certificates of deposit                                                                7,160                        9,268
Securities available-for-sale                                                          4,389                        4,190
Securities held-to-maturity                                                           86,972                       99,574
Loans held-for-sale                                                                   92,717                        8,603
Loans receivable, net                                                                193,881                      195,264
Deposits                                                                             271,003                      251,634
Borrowings                                                                            49,407                        8,107
Stockholders' equity                                                                  79,963                       75,209



                                                For the Three Months Ended                      For the Twelve Months Ended
                                              September 30,         September 30,        September 30,                 September 30,
                                            -------------------------------------       -------------------------------------------
                                                 2006                 2005                   2006                         2005
                                            ----------------   -----------------        ---------------            ----------------
                                            (In thousands, except per share data)         (In thousands, except per share data)
Selected Operating Data:

Interest income                              $   6,265           $   4,865               $   22,035                $      17,323
Interest expense                                 2,224               1,384                    7,338                        4,896
                                             --------------      --------------          ---------------           ----------------
    Net interest income before
      provision for loan losses                  4,041               3,481                   14,697                       12,427
Provision for loan losses                          117                 238                      436                          402
                                             --------------      --------------          ---------------           ----------------
    Net interest income after provision
      or loan losses                             3,924               3,243                   14,261                       12,025
Non-interest income                                520                 601                    2,336                        2,140
Non-interest expense                             2,403               2,322                    9,274                        8,214
                                             --------------      --------------          ---------------           ----------------
Income before income taxes                       2,041               1,522                    7,323                        5,951
Provision for income taxes                         775                 656                    2,765                        2,171
                                             --------------      --------------          ---------------           ----------------
    Net income                               $   1,266           $     866               $    4,558                $       3,780
                                             ==============      ==============          ===============           ================

     Basic earnings per common share         $    0.10           $    0.07               $     0.35                $        0.15
     Diluted earnings per common share       $    0.10           $    0.07               $     0.35                $        0.15



                                               At or For the Three Months Ended                 For the Twelve Months Ended
                                                September 30,       September 30,         September 30,               September 30,
                                            -------------------------------------        -------------------------------------------
                                                 2006                 2005                   2006                         2005
                                            ----------------   -----------------        ---------------            ----------------
Selected Financial Ratios:

Performance Ratios:
Return on average assets (1)                      1.33  %             1.01  %                1.25  %                  1.16  %
Return on average equity (1)                      6.41  %             4.63  %                5.91  %                  7.09  %
Interest rate spread     (2)                      3.63  %             3.71  %                3.52  %                  3.52  %
Net interest margin      (1)(3)                   4.43  %             4.27  %                4.21  %                  3.96  %
Efficiency ratio         (4)                     52.69  %            56.88  %               54.45  %                 56.39  %
Non-interest expense to
  average total assets   (1)                      2.53  %             2.72  %                2.55  %                  2.52  %
Average interest-earning assets to
  average interest-bearing liabilities          132.81  %           133.38  %              132.97  %                128.21  %

Asset Quality Ratios:

Non-performing assets as a percent of
  total assets                                    0.04  %             1.03  %
Non-performing loans as a percent of
  total loans                                     0.05  %             1.71  %
Allowance for loan losses as a percent
  of total loans                                  0.61  %             0.64  %


(1) Ratio is annualized.
(2) Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(3) Represents net interest income as a percent of average interest-earning assets for the period.
(4) Represents non-interest expense divided by the sum of net interest income and non-interest income.
